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                                                                EXHIBIT 4.5

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                                NEW TENNECO INC.

                                      AND

                           THE CHASE MANHATTAN BANK,

                                                                      AS TRUSTEE

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                         FOURTH SUPPLEMENTAL INDENTURE

                         DATED AS OF DECEMBER [ ], 1996

                                       TO

                                   INDENTURE

                          DATED AS OF NOVEMBER 1, 1996

                              ------------------

                         PROVIDING FOR THE ISSUANCE OF
                           9.20% DEBENTURES DUE 2012


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  Fourth Supplemental Indenture dated as of December [  ], 1996 between New
Tenneco Inc., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company"), and The Chase Manhattan Bank, a New York banking corporation, as trustee (hereinafter called the "Trustee").

  Whereas, the Company has heretofore executed and delivered to the Trustee an indenture dated as of November 1, 1996 (hereinafter called the "Original Indenture"), to provide for the issue of an unlimited amount of debentures, notes and/or other debt obligations of the Company (hereinafter referred to as the "Securities"), the terms of which are to be determined as set forth in
Section 2.3 of the Original Indenture; and

  Whereas, Section 8.1 of the Original Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of setting forth the terms of Securities of any series; and

  Whereas, the Company desires to create a series of the Securities in an aggregate principal amount of $150,000,000 to be designated the "9.20% Debentures due 2012" (the "Debentures"), and all action on the part of the Company necessary to authorize the issuance of the Debentures under the Original Indenture and this Fourth Supplemental Indenture has been duly taken; and

  Whereas, all acts and things necessary to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee as in the Original Indenture provided, the valid and binding obligations of the Company, and to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been done and performed;

  Now, therefore, in consideration of the premises and of the mutual covenants herein contained, and of the acceptance of this trust by the Trustee, and of the sum of one dollar to the Company duly paid by the Trustee at the execution and delivery of these presents, and of other valuable consideration the receipt whereof is hereby acknowledged and in order to authorize the authentication and delivery of and to set forth the terms of the Debentures,
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  It is hereby covenanted, declared and agreed by and between the parties hereto, for the benefit of holders of the Debentures issued under the Original Indenture, as follows:

                                  ARTICLE 1.

                Terms and Issuance of 9.20% Debentures Due 2012

  Section 1.1. Issue of Debentures. A series of Securities which shall be designated the "9.20% Debentures due 2012" shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Indenture, including without limitation the terms set forth in this Fourth Supplemental Indenture (including the form of Debentures set forth in Section 1.2 hereof). The aggregate principal amount of Debentures which may be authenticated and delivered under the Indenture shall not, except as permitted by the provisions of Sections 2.8, 2.9, 2.11, 8.5 and 12.3 of the Indenture, exceed $150,000,000. The entire amount of Debentures may forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered to or upon the order of the Company pursuant to Section 2.4 of the Indenture.

  Section 1.2. Forms of Debentures and Authentication Certificate. The forms of the Debentures and the Trustee's certificate of authentication shall be substantially as follows:

                          [form of face of debenture]

                               NEW TENNECO INC.

                           9.20% DEBENTURE DUE 2012

No.                                                                       $

  New Tenneco Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "Company," which term shall include any successor corporation as defined in the Indenture hereinafter referred
to), for value received, hereby promises to pay to         or registered
assigns, the sum of        Dollars on November 15, 2012, in any coin or
currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, and to pay to the registered holder hereof as hereinafter provided interest thereon at the rate per annum specified in the title hereof in like coin or currency, from

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the May 15 or November 15 next preceding the date hereof to which interest has been paid, unless the date hereof is a May 15 or November 15 to which interest on the Debentures has been paid, in which case from the date hereof, or unless no interest has been paid on the Debentures since the original issue date (hereinafter referred to) of this Debenture, in which case from the original issue date, semi-annually on May 15 and November 15 in each year, until payment of said principal sum has been made or duly provided for, and to pay interest on any overdue principal and (to the extent permitted by law) on any overdue installment of interest at the rate of 9.20% per annum.
Notwithstanding the foregoing, when there is no existing default in the payment of interest on the Debentures, if the date hereof is after April 30 or October 31 and prior to the following May 15 or November 15, as the case may be, this Debenture shall bear interest from such May 15 or November 15 or, if no interest has been paid on the Debentures since the original issue date of this Debenture, from the original issue date; provided, however, that if the Company shall default in the payment of interest due on such May 15 or November 15, then this Debenture shall bear interest from the May 15 or November 15 to which interest has been paid or, if no interest has been paid on the Debentures since the original issue date of this Debenture, from the original issue date. The interest so payable on any May 15 or November 15 will, subject to certain exceptions provided in the Indenture hereinafter referred to, be paid to the person in whose name this Debenture is registered at the close of business on the April 30 or October 31, as the case may be, next preceding such May 15 or November 15, or if such April 30 or October 31 is not a business day, the business day next preceding such April 30 or October 31. Interest on this Debenture shall be computed on the basis of a 360-day year of twelve 30-day months. Both principal of and interest on this Debenture are payable at the principal office of the Trustee in the Borough of Manhattan, The City of New York, New York; provided, however, that payment of interest may be made, at the option of the Company, by check mailed to the address of the person entitled thereto as such address shall appear on the Debenture register. The original issue date in respect of the Debentures is December [ ], 1996.

  ADDITIONAL PROVISIONS OF THIS DEBENTURE ARE CONTAINED ON THE REVERSE HEREOF AND SUCH PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

  This Debenture shall not be entitled to any benefit under the Indenture hereafter referred to, or become valid or obligatory for any purpose, until the Trustee under the Indenture shall have signed the form of certificate of authentication endorsed hereon.

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  In Witness Whereof, New Tenneco Inc. has caused this Instrument to be signed in its name by its Chairman of the Board or its President or a Vice President, and its corporate seal (or a facsimile thereof) to be hereto affixed and attested by its Secretary or an Assistant Secretary.

Dated ..........................

                                   New Tenneco Inc.

                                     By .......................................
                                                          Chairman of the Board

Attest:

 ................................
                       Secretary

                        [form of reverse of debenture]

                               NEW TENNECO INC.

                           9.20% DEBENTURE DUE 2012

  This Debenture is one of a duly authorized issue of Debentures of the Company known as its 9.20% Debentures due 2012 (herein called the "Debentures"), limited to the aggregate principal amount of $150,000,000, all issued under and equally entitled to the benefits of an Indenture (herein, together with any amendments and supplements thereto, including without limitation the form and terms of Securities issued pursuant thereto, called the

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"Indenture"), dated as of November 1, 1996, executed by the Company to The
Chase Manhattan Bank (herein, together with any successor thereto, called the "Trustee"), as Trustee, to which Indenture reference is hereby made for a statement of the rights thereunder of the Trustee and of the registered holders of the Debentures and of the duties thereunder of the Trustee and the Company.

  The Debentures are not subject to redemption by the Company prior to maturity.

  The Indenture permits the Company to issue unsecured debentures, notes and/or other evidences of indebtedness in one or more series ("Securities") up to such principal amount or amounts as may be authorized in accordance with the terms of the Indenture.

  To the extent permitted by, and as provided in, the Indenture, modifications or alterations of the Indenture and of the rights and obligations of the Company and of the holders of the Debentures may be made with the consent of the Company and with the consent of the holders of not less than a majority in principal amount of the Securities of all series then outstanding under the Indenture (treated as a single class) which are affected by the modification or amendment thereto; provided, however, that without the consent of the holder hereof no such modification or alteration shall be made which will affect the terms of payment of the principal of or interest on this Debenture.

  In case a default, as defined in the Indenture, shall occur, the principal of all the Debentures at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the Debentures outstanding in the case of payment defaults on the Debentures and in certain other events by the holders of a majority in principal amount of the Securities of all series then outstanding under the Indenture (treated as a single class) which are affected thereby.

  The Indenture provides that no holder of any Debenture may enforce any remedy under the Indenture except in the case of refusal or neglect of the Trustee to act after notice of default and after request by the holders of a majority in principal amount of the outstanding Debentures in certain events (and in certain other events by the holders of a majority in principal amount of the Securities of all series then outstanding under the Indenture, treated as

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a single class, which are affected thereby) and the offer to the Trustee of security and indemnity satisfactory to it; provided, however, that such provision shall not prevent the holder hereof from enforcing payment of the principal of or interest on this Debenture.

  The transfer of this Debenture is registrable by the registered holder hereof, in person or by duly authorized attorney, at the agency of the Company in the Borough of Manhattan, The City of New York, New York, on books of the Company to be kept for that purpose at said agency, upon surrender and cancellation of this Debenture and on presentation of a duly executed written instrument of transfer, and thereupon a new Debenture or Debentures, of the same aggregate principal amount and in authorized denominations, will be issued to the transferee or transferees in exchange herefor; and this Debenture, with or without other Debentures, may in like manner be exchanged for one or more new Debentures of other authorized denominations but of the same aggregate principal amount; all subject to the terms and conditions set forth in the Indenture.

  The Company, the Trustee, any paying agent and any Registrar of the Debentures may deem and treat the person in whose name this Debenture is registered as the absolute owner hereof for all purposes whatsoever, and neither the Company nor the Trustee nor any paying agent nor any Registrar of the Debentures shall be affected by any notice to the contrary.

  No recourse shall be had for the payment of the principal of or the interest on, this Debenture, or for any claim based hereon or on the Indenture, against any incorporator, or against any stockholder, director or officer, as such, past, present or future, of the Company, or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, directors or officers being released by every owner hereof by the acceptance of this Debenture and as part of the consideration for the issue hereof, and being likewise released by the terms of the Indenture; provided, however, that nothing herein or in the Indenture contained shall be taken to prevent recourse to and the enforcement of the liability, if any, of any stockholder or subscriber to capital stock of the Company upon or in respect of shares of capital stock not fully paid up.

  All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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               [form of trustee's certificate of authentication]

  This Debenture is one of the 9.20% Debentures due 2012 described in the within-mentioned Indenture.

                                THE CHASE MANHATTAN BANK,
                                                                       Trustee,

                                   By _________________________________________
                                               Authorized Officer.

                                  ARTICLE 2.

                                 Miscellaneous

  Section 2.1. Execution as Supplemental Indenture. This Fourth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this Fourth Supplemental Indenture forms a part thereof. Except as herein expressly otherwise defined, the use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Original Indenture.

  Section 2.2. Responsibility for Recitals, Etc. The recitals herein and in the Debentures (except in the Trustee's certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Fourth Supplemental Indenture or of the Debentures. The Trustee shall not be accountable for the use or application by the Company of the Debentures or of the proceeds thereof.

  Section 2.3. Provisions Binding on Company's Successors. All the covenants, stipulations, promises and agreements in this Fourth Supplemental Indenture contained by the Company shall bind its successors and assigns whether so expressed or not.

  Section 2.4. New York Contract. THIS FOURTH SUPPLEMENTAL INDENTURE AND EACH DEBENTURE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.


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  Section 2.5. Execution and Counterparts. This Fourth Supplemental Indenture
may be executed in any number of courterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

  In Witness Whereof, said New Tenneco Inc. has caused this Fourth Supplemental Indenture to be executed in its corporate name by its President or one of its Vice Presidents, and said The Chase Manhattan Bank has caused this Indenture to be executed in its Corporate name by one of its Vice Presidents as of December [ ], 1996.

                                   New Tenneco Inc.

                                                Robert T. Blakely
                                   By _________________________________________
                                                Robert T. Blakely
                                           Executive Vice President and
                                             Chief Financial Officer

                                   The Chase Manhattan Bank

                                   By _________________________________________
                                                   [         ]
                                                  Vice President

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